UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

Filed by the Registrant	Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material under §240.14a-12

PAYPAL HOLDINGS, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

No fee required.

Fee paid previously with preliminary materials.

Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note:

The following information is being filed to amend and supplement the definitive proxy statement of PayPal Holdings, Inc. filed on Schedule 14A on April 7, 2026. We have revised the Beneficial Ownership table to include one director inadvertently omitted from the original filing and certain updated calculations. The revised table is set forth below.

Security Ownership of Executive Officers and Directors

	Shares Beneficially owned[2]

Name[1]	Number	Percent

Enrique Lores	31,934	*

Alex Chriss	378,089	*

Jamie Miller	67,400	*

Michelle Gill	68,479	*

Frank Keller	53,206	*

Suzan Kereere	39,487	*

Diego Scotti	42,878	*

Aaron Webster	59,994	*

Joy Chik	4,607	*

Jonathan Christodoro	41,476	*

Carmine Di Sibio	8,044	*

David W. Dorman	74,397	*

Alyssa Henry	1,210	*

Gail J. McGovern	33,529	*

Deborah M. Messemer	13,976	*

David M. Moffett	71,022	*

Ann M. Sarnoff	31,867	*

Deirdre Stanley	6,214	*

Frank D. Yeary	55,269	*

All Directors and Executive Officers as a Group (18) Persons	704,989	*

*	Less than one percent

[1]	c/o PayPal Holdings, Inc., 2211 North First Street, San Jose, California 95131.

[2]

Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 25, 2026 and RSUs that are scheduled to vest within 60 days of March 25, 2026 are deemed to be outstanding for the purpose of computing the percentage ownership of the person holding those options or RSUs, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of beneficial ownership is based on 899,673,971 shares of common stock outstanding as of March 25, 2026.